Prospectus Supplement No. 1 dated November 20, 1998 to the Prospectus of Pen Interconnect, Inc., dated October 2, 1998 (the "Prospectus") included in Registration Statement on Form S-3, No. 333-60451.



         Capitalized terms used herein and not defined herein have the meanings given in the Prospectus. The Prospectus is hereby modified in the following two respects:


1) The last sentence of the first paragraph of the front page of the Prospectus is modified to read in full as follows: "Of the Securities included herein, up to 985,000 shares are issuable upon conversion of Convertible Debentures, and 490,000 shares are issuable upon conversion of warrants at prices ranging from $.25 to $2.75 per share."


2) The table found under "Selling Security Holders" is modified with regard to the information for JW Charles Securities, Inc. as indicated below. The information for all other Selling Security Holders remains as stated in the original Prospectus.


                                      Beneficial                                           Beneficial
                                      Ownership of                                         Ownership of
                                      Shares of                                            Shares of
                                      Common Stock              Securities to              Common Stock
Selling Security Holders              Prior to Sale             be Sold                    After Sale
------------------------------------- ------------------------- -------------------------- --------------------------

------------------------------------- ------------------------- -------------------------- --------------------------
JW Charles Securities, Inc.           625,000                   280,000                    345,000





           The date of this Prospectus Supplement is November 20, 1998